Exhibit 99.1

Assets	Winning Bidder	Winning Bid	Cash or Credit Bid	Backup Bidder	Winning Back-Up Bid	Notes:
BCI Acquisition, Inc. (“BCI”) equipment (Lots 188-226[1] other than the SACMI Equipment (as defined below), BCI’s accounts receivable, BCI’s inventory, and BCI’s intellectual property, if any, and which does not include (1) the trademarks (the “Trademarks”) listed in the Debtors’ Notice Of Submission Of Amended Exhibit “1” To Debtors’ Motion For Entry Of An Order (1) Approving Sale Of Substantially All Of The Debtors’ Assets Free And Clear Of All Liens, Claims, Encumbrances, And Interests; (2) Approving Cure Amounts And Approving The Assumption And Assignment Of Certain Unexpired Leases And Executory Contracts; (3) Waiving The 14-Day Stay Periods Set Forth In Bankruptcy Rules 6004(h) And 6006 (d); And (4) Granting Related Relief (the “Notice of Assets to be Sold”) or (2) the Intellectual Property (as defined below) being sold to Planted Ventures.	LKV, LLC	$1,450,000	Cash	None		The purchased assets to be sold to LKV, LLC (or its designee, collectively “LKV”) include any prepaid inventory present at the signing of the asset purchase agreement or pre-paid and received after the signing of the asset purchase agreement paid on a dollar-for-dollar basis, plus 80% to BCI of accounts receivable over $500,000 collected; all as set forth in the asset purchase agreement with LKV.

SACMI Equipment ((1) JT Pro Flow wrapper (S/N IPPC21MA081), EWF Electronic wrapper feeder, Format P1 for the JT Pro flow-wrapper, and other items described in Offer #20-034565-A4 dated February 22, 2021 an (2) Modular Robotic Top-loading Packing cell (S/N IPPC21MA027), Format P1 for the Work Cell, and other items described in Offer #20-034566-A0 dated January 26, 2021) (the “SACMI Equipment”).	SACMI USA, Ltd.	$619,413.89	Credit	None		As additional consideration, SACMI USA, Ltd. waives any deficiency or other claims against the Debtors’ and their estates.

[1]	All “Lot” references herein are to Lot numbers in the Hilco Valuation Services appraisal of the Debtors’ equipment, dated as of February 24, 2023 (the “Hilco Valuation Appraisal”).

Assets	Winning Bidder	Winning Bid	Cash or Credit Bid	Backup Bidder	Winning Back-Up Bid	Notes:
Paramount (equipment and all other assets referenced in pages 30 – 43 of the Hilco Valuation Appraisal) [Lots 1-42]). Vernon (equipment and all other assets referenced in pages 45-46 of the Hilco Valuation Appraisal [Lots 51-59 as modified] except if assets are determined not to be assets of the Debtors’ estates). Stiebs and/or Wawona (or any other Buyer) agree to repair any damage to the Vernon property with respect to the removal of any battery chargers.	Stiebs, LLC (“Stiebs”) Wawona Frozen Foods (“Wawona”)	$1,460,000	Cash	PPL Acquisition Group, LLC	$1,250,000

Debtors to maintain Paramount location through the earlier of (a) the date Stiebs and/or Wawona remove all purchased assets from Paramount or (b) January 31, 2024.

*Lot 9 assets “Ishida Model CCW-N2-216W-2m, 16-Head Vertical Weigh Scale, S/N 30-PB- 198-1760, with Acceleron Vertical Pouch Filler and the platform upon which it sits, are part of the Assets purchased by Stiebs and Wawona, and those Assets are currently located at the Debtors’ 1700 Desert Surf Cir NE, Albuquerque, NM location.

Rocket Executory Contracts (Executory Contracts related to Purchase Orders 210928, 210930, and 220588) (the “Rocket Contracts”)	Rocket Machine Works, Inc. (“Rocket”)	$300,000	Cash	None		As consideration (1) Rocket waives any cure, deficiency or other claims against the Debtors’ and their estates in the approximate amount of $563,818.88 and (2) the Debtors and their estates waive any claims against Rocket, including any claims to recover any payments made to Rocket.

Desert Surf (equipment (Lots 134-187) and Desert Surf lease of real property from TB LLC located at 1700 Desert Surf Circle., NE Albuquerque, NM, 87107)	Aliya’s Foods Limited or its designated assignee (“Aliya’s”)	$1,367,000	Cash	PPL Acquisition Group, LLC	$1,050,000

In addition to the purchase price, Aliya’s (or PPL Acquisition Group, LLC if it has to perform as the winning back-up bidder) is required to pay a cure amount of $17,325.00 to TB LLC as a condition to the effectiveness of the assumption and assignment of the Desert Surf lease.

Does not include Lot 9 Ishida Vertical Weigh Scale and Platform which was sold with the Paramount assets but is located at the Desert Surf location.

Assets	Winning Bidder	Winning Bid	Cash or Credit Bid	Backup Bidder	Winning Back-Up Bid	Notes:
University (equipment (Lots 60-112))	Aliya’s	$1,650,000	Cash	None

Larry Gutierrez (“Gutierrez”), the landlord of the premises where Lots 60-112, as identified in the Hilco Valuation Appraisal, are located, has asserted that he owns the assets included in Lots 85-92, 94, 96, 98, and 100 (only as to the stainless steel sinks included in Lot 100) (the “Disputed Assets”).

To the extent the Debtors are not able to deliver any of the Disputed Assets to Aliya’s on closing, (1) Aliya’s will get a credit/refund against the purchase price equal to the “Orderly Liquidation Value” for Lots 85-89, 94, 96, and/or 98 and (2) Aliya’s will get a credit/refund against the purchase price equal to $20,000 for Lots 90-92 (the Hussman Compressors) allocated $10,000 to Lot 90, $5,000 to Lot 91, and $5,000 to Lot 92.

The stainless steel sinks are the only Disputed Assets in Lot 100, and Aliya’s will not get any credit/refund against its purchase price if such stainless steel sinks are not delivered on closing.

Assets	Winning Bidder	Winning Bid	Cash or Credit Bid	Backup Bidder	Winning Back-Up Bid	Notes:
Reiser equipment ((1) ONE VEMAG ROBOT HP-10E (HT) including all tooling, standard and accessory equipment as described in the agreement between New Mexico Food Distributors, Inc. (“NMFD”) and Robert Reiser & Co., Inc. (“Reiser”) dated February 9, 2022 and (2) ONE REPAK MODEL RE25/7 including all tooling, standard and accessory equipment as described in the agreement between NMFD and Reiser dated February 25, 2022. Copies of the aforementioned agreements can be found in the Declaration of Kevin Colmey that forms part of Docket No. 379 and in Claim No. 14 filed in the NMFD case.	Reiser	$250,000	Credit	None		As additional consideration, Reiser waives any deficiency or other claims against the Debtors’ and their estates in the approximate amount of $347,638.78, effective immediately upon Reiser taking possession of the purchased equipment.

Karsten Tortilla Factory, LLC (“Karsten”) (equipment (Lots 114-119))	Cardenas Three, LLC	$1,800,000	Cash	None

Karsten (excess equipment (Lots 113 and 122-133)	Cardenas Three, LLC	$315,000	Cash	Aliya’s	$300,000

The Debtors’ intellectual property (the “Intellectual Property”) comprised of the following (1) the Debtors’ Trademarks listed in the Notice of Assets to be Sold and (2) all of Debtors’ right, title, and interest in the Intellectual Property Rights and all goodwill associated with such Intellectual Property Rights, including, without limitation, (i) the right to use, copy, modify, exploit, license, assign, convey and pledge the Intellectual Property Rights, (ii) the right to exclude others from using the Intellectual Property Rights, (iii) the right to sue others and collect damages for past, present and future infringement of the Intellectual Property Rights, (iv) the right to create derivatives of the Intellectual Property and retain full ownership thereof, and (v) the right to file and prosecute applications for registration, now pending or hereinafter initiated, to protect any rights in the Intellectual Property Rights – i.e., the Debtors’ Trademarks listed in the Notice of Assets to be Sold, provided that, while Planted Ventures, LLC (“Planted Ventures”) is purchasing all of the Intellectual Property, Planted Ventures is not obtaining Intellectual Property principally used in the operation of (a) BCI’s business before closing, or (b) the operation of Desert Surf and the equipment located at the Desert Surf location.

	Planted Ventures	$775,000	Cash	Aliya’s	$750,000	Planted Ventures is owned and controlled by Salvatore Galletti, the Company’s former Chairman of the Board and Chief Executive Officer.

Assets	Winning Bidder	Winning Bid	Cash or Credit Bid	Backup Bidder	Winning Back-Up Bid	Notes:
“Intellectual Property Rights” are defined in the asset purchase agreement approved by the Court to mean “collectively, all U.S. and foreign, whether registered or unregistered, patents, trademarks, trade names, trade dress, service marks, copyrights, and applications therefor, (ii) computer software programs or applications (in both source code and object code form), (iii) industrial models, inventions, invention disclosures, author’s rights, designs, utility models, inventor rights, schematics, technology, (iv) trade secrets, know- how, and other tangible information or material, and (v) confidential information and any other proprietary data or information of any nature or form.

Ittella’s Chef, LLC’s (“ICLLC”) equity interests in Ittella Italy SRL	Planted Ventures	$1,000,000	Cash	None
Organic Acai 12% in pail, Frozen USDA Organic white pail with simple label (~ 1.074 mm kg)	Stiebs	$2,824,620 (subject to the actual total kg of acai and paid in three installments consistent with the Debtors prior proposed sale to Petruz Fruity, LLC)	Cash	Amafruits, LLC	$2,770,920	Sale is on the same terms as the Petruz Fruity LLC sale agreement.

The real property located at 2810 Karsten Ct. SE, Albuquerque, NM 87102 (the “Kartsen Real Property”)	HRE (T-CHEF), LLC (“Hilco”)	$4,575,000		Planted Ventures	$4,508,000	Karsten required to (1) cure amounts under “IRB Lease” by paying approximately $2.593 million owed to Nusenda, (2) exercise $1 purchase option for the subject real property under the “IRB Lease,” and (3) deliver title to the subject real property.

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